Press Release

                      Dialysis Corporation of America
                                   Reports
                        Third Quarter 2006 Results

Linthicum, Maryland, Thursday, November 9, 2006 - Dialysis Corporation of America (NASDAQ-DCAI) announced its financial results for the third quarter of 2006. Operating revenues for the third quarter were $16,586,000 compared to $11,481,000 for the same period last year, a 44% increase. Net income for the quarter was $814,000 or $.09 per share ($.08 diluted per share) compared to $537,000 or $.06 per share ($.06 diluted per share) for the same period last year, representing a 52% increase in net income. Operating revenues for the first nine months of 2006 were $44,261,000 compared to $33,235,000 for the same period last year, a 33% increase. Net income for the first nine months of 2006 was $1,929,000 or $.20 per share ($.20 diluted per share) compared to $1,306,000 or $.15 per share ($.15 diluted per share) for the same period last year, representing a 48% increase in net income.

Stephen Everett, President and Chief Executive Officer, commented, "We are pleased with our results for the third quarter of 2006, which have again demonstrated our commitment to building Dialysis Corporation of America, including opening two new centers during the quarter, while increasing shareholder value. We are currently developing three additional centers and have a solid pipeline of new opportunities that are being explored."

Financial results for the period included operating revenues of approximately $698,000 for our Toledo, Ohio subsidiary, which has been consolidated for financial recording purposes since August 1, pre-tax costs associated with the opening of new centers of $324,000 for the third quarter of 2006 and $1,171,000 for the first nine months of 2006. Non-cash stock compensation expense of $122,000 was included in our results of operations for the third quarter with such costs totaling $293,000 for the first nine months of 2006. Additionally, we incurred costs of $163,000 during the third quarter and $177,000 for the first nine months of 2006 for review and implementation costs related to Sarbanes-Oxley Section 404 compliance, which was offset by $215,000 of non-recurring revenues associated with litigation settlements."

Dialysis Corporation of America currently owns or manages 32 free-standing operating kidney hemodialysis centers in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia providing patients with a full range of quality in-center and at-home dialysis services, as well as providing in-hospital services. The company has three new centers under development in Georgia and South Carolina.

This release contains forward-looking statements that are subject to risks and uncertainties that could affect the business and prospects of the company and cause actual results and plans to differ materially from those anticipated. Those factors include, but are not limited to, maintaining continued growth and profitability, delays beyond the company's control with respect to future business events, the highly competitive environment in the establishment and operation of dialysis centers, the ability to develop or acquire additional dialysis facilities, whether patient bases of the company's dialysis facilities can mature to provide profitability, the extensive regulation of dialysis operations, government rate determination for Medicare reimbursement, pricing pressure from private payors, and other risks detailed in the company's filings with the SEC, particularly as described in the company's annual report on Form 10-K for the fiscal year ended December 31, 2005. The historical results contained in this press release are not necessarily indicative of future performance of the company.

The company's press releases, corporate profile, corporate governance materials, quarterly and current reports, and other filings with the SEC are available on Dialysis Corporation of America's internet home page: http://www.dialysiscorporation.com.

CONTACT: For additional information, you may contact Stephen Everett, President and CEO of Dialysis Corporation of America, 1302 Concourse Drive, Suite 204, Linthicum, MD 21090; Telephone No. (410) 694-0500.

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                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                            Three Months Ended           Nine Months Ended
                                                September 30,               September 30,
                                           -------------------------   -------------------------
                                              2006          2005          2006          2005
                                              ----          ----          ----          ----
Operating revenues:
   Sales
    Medical services revenue               $16,280,763   $11,372,722   $43,219,316   $32,878,347
    Product sales                              223,651           ---       677,281           ---
                                           -----------   -----------   -----------   -----------
          Total sales revenues              16,504,414    11,372,722    43,896,597    32,878,347
   Other income                                 82,010       108,321       364,877       356,618
                                           -----------   -----------   -----------   -----------
                                            16,586,424    11,481,043    44,261,474    33,234,965
                                           -----------   -----------   -----------   -----------
Operating costs and expenses:
   Cost of sales
    Cost of medical services                 9,895,768     7,178,936    26,385,709    20,446,406
    Cost of product sales                      144,635           ---       420,246           ---
                                           -----------   -----------   -----------   -----------
          Total cost of sales revenues      10,040,403     7,178,936    26,805,955    20,446,406

Selling, general and administrative
 expenses
    Corporate                                1,676,894       889,797     4,696,022     3,302,732
    Facility                                 2,329,274     1,793,585     6,517,481     5,257,418
                                           -----------   -----------   -----------   -----------
          Total                              4,006,168     2,683,382    11,213,503     8,560,150
   Stock compensation expense                  122,070           ---       292,972           ---
   Depreciation and amortization               618,169       422,858     1,704,177     1,244,101
   Provision for doubtful accounts             345,436       222,130       738,349       674,773
                                           -----------   -----------   -----------   -----------
                                            15,132,246    10,507,306    40,754,956    30,925,430
                                           -----------   -----------   -----------   -----------
Operating income                             1,454,178       973,737     3,506,518     2,309,535

Other income (expense)
   Interest income on officer/director note        ---         1,578           ---         4,291

   Interest expense on note and advances
      payable to parent                            ---       (67,780)          ---      (157,591)

   Other income, net                           255,166        50,857       388,440       127,250
                                           -----------   -----------   -----------   -----------
                                               255,166       (15,345)      388,440       (26,050)
                                           -----------   -----------   -----------   -----------
Income before income taxes, minority and
other equity interests and equity in
affiliate earnings                           1,709,344       958,392     3,894,958     2,283,485

Income tax provision                           504,933       352,202     1,364,318       971,110
                                           -----------   -----------   -----------   -----------

Income before minority and other equity
interests and equity in affiliate earnings   1,204,411       606,190     2,530,640     1,312,375

Minority and other equity interests in
income of consolidated subsidiaries           (414,482)     (128,230)     (818,996)     (280,631)

Equity in affiliate earnings                    24,459        59,024       216,927       273,822
                                           -----------   -----------   -----------   -----------

          Net income                       $   814,388   $   536,984   $ 1,928,571   $ 1,305,566
                                           ===========   ===========   ===========   ===========

Earnings per share:
  Basic                                       $.09         $.06          $.20           $.15
                                              ====         ====          ====           ====
  Diluted                                     $.08         $.06          $.20           $.15
                                              ====         ====          ====           ====

Weighted average shares outstanding:
  Basic                                      9,549,079     8,715,136     9,460,570     8,957,843
                                           ===========   ===========   ===========   ===========
  Diluted                                    9,599,004     9,171,192     9,565,308     9,499,951
                                           ===========   ===========   ===========   ===========

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                 DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                          SUPPLEMENTAL OPERATING DATA

                                               Nine Months Ended September, 30,
                                               -------------------------------
                                                   2006              2005       Y/Y Change %
                                                   ----              ----       ------------
Operating data:
Treatments:
   Consolidated                                   148,607           120,088         23.7%
   Managed                                         11,669            11,538          1.1%
                                                  -------           -------         -----
Total treatments                                  160,000           131,626         21.8%

Patient revenue per treatment                     $290.83           $273.79          6.2%
Non-acquired growth data:
   Non-acquired treatment growth                     9%               3%

   Non-acquired revenue per treatment change         9%
              (6)%

   Non-acquired patient revenue growth              18%              (3)%
Key clinical metrics:

   Treatment adequacy (% of pts with
      Kt/V greater than 1.2)                       95.69%           94.64%

   Anemia management (% of pts with
      Hgb greater than 11)                         80.43%           80.31%

   Venous access (% of pts with AVF)
47.01%
42.89%



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